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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
POWER-ONE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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740 Calle Plano
Camarillo, California 93012

Notice of Annual Meeting of Stockholders

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Fiscal Year 2003
WHEN:	May 4, 2004 at 9:00 a.m., local time
WHERE:	Westlake Village Inn 31943 Agoura Road Westlake Village, California 91361
WHY:	At this meeting, we plan to:
	1.	Elect four directors;
	2.	Approve the adoption of the Power-One 2004 Stock Incentive Plan;
	3.	Ratify the appointment of Deloitte & Touche LLP as independent auditors of Power-One, Inc. for the 2004 fiscal year; and,
	4.	Transact any other business which may properly be presented at the meeting or any adjournment.

        Only stockholders of record at the close of business on March 12, 2004 will receive notice of the Annual Meeting and be eligible to vote at the meeting.

        All stockholders are encouraged to attend the Annual Meeting. Whether or not you plan to attend, please promptly register your votes to ensure that your shares are represented at the Annual Meeting.

        Please refer to the enclosed Proxy card for voting directions. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience for return of the Proxy card.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
March 26, 2004

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors of Power-One, Inc. seeks your Proxy for use at our Annual Meeting of Stockholders. We will hold the meeting according to our Notice of Annual Meeting, unless we adjourn to a later date and/or time.

        This Proxy Statement and the accompanying Notice of Annual Meeting discuss the purposes of the Annual Meeting.

*  VOTING AND SOLICITATION

        Each share of our common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record as of the close of business on March 12, 2004 will receive notice of and may vote at the Annual Meeting. Eligible stockholders may vote by marking, signing, and returning the proxy card.

        There were 83,662,479 shares of our common stock outstanding as of March 12, 2004. The closing sale price on that date was $12.25 per share. Our common stock is traded on the NASDAQ National Market® under the symbol "PWER."

        We have hired Morrow & Co., Inc. for approximately $10,000, plus out-of-pocket expenses, to help distribute proxy materials and secure votes. Power-One, Inc. will pay for this solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in sending solicitation materials to beneficial owners.

        Required Voting.    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting.

        Our inspector of elections will count all votes cast in person or by proxy at the Annual Meeting. The nominees for director receiving the most votes will be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions will have the same effect as a negative vote.

        Under NASDAQ rules, if you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will be permitted to exercise voting discretion with respect to the election of directors and ratification of the appointment of auditors but not with respect to the adoption of the 2004 Stock Incentive Plan.

        If you do not provide your broker or nominee with specific instructions on how to vote with respect to the 2004 Stock Incentive Plan, your votes will be deemed "broker non-votes" and, under Delaware law, they will be counted for general quorum purposes but will neither be counted in determining the number of shares necessary for approval of the 2004 Stock Incentive Plan nor treated as abstentions. Assuming a quorum is obtained, broker non-votes will thus have no effect on the outcome of the adoption of the 2004 Stock Incentive Plan.

        Revoking Your Proxy.    Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. Regardless of the method of voting used, you may revoke your Proxy by:

  •
  Delivering a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.

  •
  Executing a later dated Proxy before the vote is taken at the Annual Meeting.

  •
  Voting in person at the Annual Meeting (your attendance at the meeting, by itself, does not revoke your earlier Proxy).

        Any written notice of revocation, or later Proxy, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Corporate Secretary.

*  DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE FISCAL 2004 ANNUAL MEETING

        Any stockholder who intends to present a proposal at our Annual Meeting for fiscal year 2004 must deliver the proposal to us at our principal executive offices not later than November 25, 2004 for inclusion in our Proxy Statement and form of Proxy relating to the meeting.

        Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in our Proxy Statement for that meeting must be received by our Corporate Secretary not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice from the date of the meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the meeting is given. Stockholder proposals must contain information required by our bylaws and comply with applicable legal requirements.

        Our bylaws are available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com. Alternatively, any stockholder may obtain a copy of our bylaws by submitting a request to our Corporate Secretary at our principal executive offices.

        Directors are to be elected at the Annual Meeting of Stockholders. In our Proxy Statement for fiscal 2002, we inadvertently transposed the order of classes of Directors to be elected. Last year we elected Class I Directors but should have elected Class III Directors. To correct the transposition, the Company will elect two of its three classes of Directors at this Annual Meeting. This process will return all Director Classes to their normal rotation in our Annual Meeting process.

        The nominees proposed for election as Class III directors are Jon E.M. Jacoby and Mark Melliar-Smith. The nominees proposed for election as Class I Directors are Steven J. Goldman and Jay Walters. If re-elected, Mr. Jacoby and Mr. Melliar-Smith will serve until the Annual Meeting of Stockholders in 2006, or until their respective successors are elected and qualified. If re-elected, Mr. Goldman and Mr. Walters will serve until the Annual Meeting of Stockholders in 2007, or until their respective successors are elected and qualified.

        There are no family relationships among any of our directors or executive officers, other than between Donna M. Schnopp (Koep) and Eddie K. Schnopp, both of whom are officers and are married.

        Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote the Proxies we receive for the election of such other person as our directors select. We are not aware of any reason why any of our nominees will be unable or will decline to continue to serve as a director. Background information on each nominee appears below.

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NOMINEES FOR ELECTION AS CLASS III DIRECTORS

Name of Nominee	Age[1]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Jon E.M. Jacoby	65	Director of Stephens Group Inc.	III	1995	Independent per NASDAQ rules
Mark Melliar-Smith	58	President of MSC	III	2001	Independent per NASDAQ rules

As of March 12, 2004.

As of March 12, 2004

        Jon E.M. Jacoby.    Effective October 1, 2003, Mr. Jacoby retired from employment with Stephens Inc. and Stephens Group Inc. Prior to his retirement, Mr. Jacoby had been employed since 1963 by Stephens Inc. and Stephens Group Inc., firms collectively engaged in investment banking and other business activities. He currently serves as a director of Delta & Pine Land Company, Sangamo Biosciences and Eden Bioscience. He also remains a director of Stephens Group, Inc. He received his B.S. degree from the University of Notre Dame in Indiana and his M.B.A. degree from Harvard Business School in Boston.

        Mark Melliar-Smith.    Mr. Melliar-Smith is the President of MSC, a consulting and investment company based in Austin, Texas that specializes in early-stage high-technology start-up companies. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on the telecommunications, semiconductor and software businesses. Before these venture activities, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry, from January 1997 to December 2001. Mr. Melliar-Smith is a member of the Board of Directors of Technitrol, Inc. and Molecular Imprints, Inc. Mr. Melliar-Smith received his B.S. and Ph.D. degrees in chemistry from Southampton University in England and his M.B.A. degree from Rockhurst College in Kansas City, Missouri.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Name of Nominee	Age[2]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Steven J. Goldman	46	Chairman of the Board and Chief Executive Officer of Power-One, Inc.	I	1988	Not Independent per NASDAQ rules
Jay Walters	56	President of New Horizon Services, LLC	I	2000	Independent per NASDAQ rules

        Steven J. Goldman.    Mr. Goldman, who joined us in 1982, became our Chief Executive Officer in 1990 and was named Chairman of the Board in February 1997. From 1990 to January 2000, Mr. Goldman also served as our President. He received his B.S. degree in electrical engineering from

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the University of Bridgeport, Connecticut and his M.B.A. degree from Pepperdine University's Executive program in California.

        Jay Walters.    Mr. Walters serves as our Lead Director under Corporate Governance guidelines adopted in 2003. Mr. Walters is President of New Horizon Services, LLC, a technology consulting company, and has held that position since March 2000. From 1995 to 1997, Mr. Walters was Vice President and Chief Operating Officer of AT&T's Power Systems Business Unit, a position he continued to hold with Lucent Technologies following its spin-off from AT&T in 1995. In late 1997, he was appointed to the position of Vice President in Lucent's Network Products Group. Mr. Walters, who retired from Lucent in 1999, received his B.S. degree in nuclear engineering from the University of Wisconsin and his M.B.A. degree from Louisiana State University.

CLASS II DIRECTORS

        The following individuals are currently our Class II directors and will stand for re-election at the Annual Meeting in 2005.

Name of Director	Age[3]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Dr. Hanspeter Brändli	65	Owner and operator of HPB Management Services	II	1998	Independent per NASDAQ rules
Kendall R. Bishop	65	Retired Attorney	II	2000	Independent per NASDAQ rules

As of March 12, 2004.

        Dr. Hanspeter Brändli.    Dr. Brändli owns and operates HPB Management Services, a management services company. He received a diploma in physics in 1963 from the Federal Institute of Technology (ETH) in Zurich, Switzerland and a Ph.D. in physics from the University of Berne/Switzerland in 1968. Dr. Brändli is also President of the Board of Directors of our subsidiary Power-One Holding AG, Uster, and all other Swiss subsidiaries. Additionally, Dr. Brändli serves as a member of the Board of Directors of several Swiss companies which are not affiliated with the Company.

        Kendall R. Bishop.    Mr. Bishop retired as a corporate partner of the O'Melveny & Myers LLP law firm in January 2003, after 38 years of service. He received his B.A. degree from Stanford University and his J.D. degree from the University of California at Berkeley. O'Melveny & Myers LLP has performed legal services for the Company in the past and is expected to do so in the future. Since January 2002, Mr. Bishop has not participated directly or indirectly in any allocation of firm income or profits relating to any services provided to the Company. Mr. Bishop has not provided or participated in any legal services to Power-One since July 31, 2003 and provided only de minimis (less than 15 hours) legal services between January and July 30, 2003.

PROPOSAL 1
ELECTION OF DIRECTORS

*  DIRECTOR COMPENSATION

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  We pay each non-employee director as follows:

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  Annual retainer: $20,000

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  Supplemental retainers:

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  Audit Committee- Chair: $15,000

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  Other Committee- Chair: $5,000

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  Meeting fees (Board or Committee):

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  In person: $3,000/day

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  Telephonic: $1,000/day for meetings over two hours that involve substantial time and preparation.

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  Only one daily meeting fee is paid on days when multiple meetings of separate Committees, or Committee(s) and Board are held on the same day.

        In addition to such compensation, Dr. Brändli received approximately $12,000 in 2003 for serving on the boards of our Swiss subsidiaries.

        All members of our Board (with the exception of Dr. Brändli due to Swiss income tax issues) received shares of Power-One common stock effective January 31, 2003 based upon the director's election to defer 100% of their eligible compensation under the 2001 Deferred Compensation Plan (described in detail on page 26). No compensation payable to our directors during 2003 was eligible for deferral.

        We also reimbursed our directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

        Our non-employee directors have also received, and are expected to continue to receive, options to purchase our common stock. Under the current 1996 Stock Incentive Plan (the "1996 Plan"), each non-employee director has been automatically granted options to purchase 40,000 shares of common stock upon becoming a Director. Additionally, for continued service, each non-employee director has been automatically granted options to purchase 10,000 shares of common stock at the close of trading on the day of the Annual Stockholders Meeting four years after the initial grant, as well as annually thereafter as of each Annual Stockholder Meeting. All such 1996 Plan automatic grants have been at an exercise price equal to the market price of the common stock on the grant date. All non-employee director options have a ten-year term and vest in equal annual installments over a four-year period with the first installment vesting on the first anniversary of the grant date.

*  DIRECTOR ATTENDANCE AT MEETINGS AND AT ANNUAL MEETING

        Each of our directors attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he served in 2003.

        It is our policy that all directors make every reasonable effort to attend annual stockholders meetings. Five of our six directors attended our 2003 Annual Stockholders Meeting.

*  STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS/ DIRECTOR NOMINEE RECOMMENDATIONS

        Stockholders are welcome to communicate directly with our Board of Directors, and to make recommendations for director nominees. Stockholders interested in communicating directly with any or all non-employee directors, and stockholders interested in recommending director nominees, may do so by writing to:

    Board of Directors
    Power-One, Inc.
    740 Calle Plano
    Camarillo, CA 93012
    Attn: Corporate Secretary

        All such correspondence will be logged in by the Corporate Secretary. Communications on matters other than as noted in the following sentences will be promptly forwarded to our Lead Director, currently Mr. Walters. Recommendations for director nominees will be sent to the Chair of our Nominating and Corporate Governance Committee. If the Lead Director is not the Chair of the Audit Committee, all matters relating to accounting or internal controls will be brought immediately to that Chair's attention. The applicable director who has received the communication will deliver a summary of all shareholder communications to the full Board at its next regularly scheduled meeting. Any director may review the correspondence log and request copies of any such correspondence.

*  DIRECTOR QUALIFICATIONS AND SKILLS

        Minimum qualifications for recommendation for a position on our Board of Directors, whether from our Nominating and Corporate Governance Committee, or from a stockholder, include:

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  a proven record of ethical and responsible service of not less than five (5) years in a corporate or comparable position involving substantial professional judgment and responsibility;

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  the ability to devote necessary time and attention to the position as a Director;

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  training and experience in a function or discipline relevant to the business and operations of the Company (e.g. technology, manufacturing, finance, international operations, marketing, or other areas which would enhance the effectiveness of the Board of Directors);

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  awareness of and allegiance to the interests of the shareholders of the Company;

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  fluency in English (written and spoken).

        Specific skills or qualities that we believe are necessary for one or more of our Directors to possess are listed below. It should be noted that we do not expect that a single individual possess all listed skills, but rather that the Board as a whole include one or more individual(s) who possess one or more of the listed skills or qualities:

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  financial knowledge and experience which qualifies a director as a "financial expert" under applicable SEC criteria; and

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  in-depth knowledge, based upon prior employment as a senior officer, in a key area of a for-profit corporate entity, e.g. finance, operations, sales, marketing, strategic planning.

*  EVALUATION OF NOMINEES

        Nominees (including nominees recommended by security holders) are identified and evaluated by the Nominating and Corporate Governance Committee through review of resume or other summary of experience, personal interviews conducted by members of the Committee, and submission of such supplemental information as may be reasonably requested by the Committee.

*  COMMITTEE MEMBERSHIPS

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  Audit:    Mr. Walters (Chair), Mr. Melliar-Smith, Dr. Brändli and Mr. Bishop.

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  Compensation:    Mr. Jacoby (Chair), Dr. Brändli and Mr. Walters.

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  Nominating and Corporate Governance:    Mr. Melliar-Smith (Chair), Dr. Brändli and Mr. Bishop.

        The Board dissolved the Technology Committee in 2003. No meetings of that Committee were held in 2003.

        All members of the Audit Committee and of the Nominating and Corporate Governance

Committee are non-employee directors whom the Board has determined meet NASDAQ independence requirements.

*  COMMITTEE RESPONSIBILITIES

  Audit Committee

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  Engages our independent auditors;

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  Reviews and oversees the services performed by our independent auditors;

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  Reviews the independence of the independent auditors; and,

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  Reviews and evaluates our accounting principles and our system of internal accounting controls.

        The Audit Committee operates under an updated Charter adopted by the Board in 2003. A copy is attached as Appendix A to this Proxy Statement, and is also available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com.

  Compensation Committee

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  Determines compensation of our executive officers;

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  Administers our Amended and Restated 1996 Stock Incentive Plan, 1997 Employee Stock Purchase Plan, 2001 Stock Option Plan, and will administer the 2004 Stock Incentive Plan if it is approved by our stockholders at the Annual Meeting;

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  Establishes the criteria for the awarding of bonuses;

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  Recommends to the Board of Directors adoption of other compensation plans as may from time to time be deemed to be in the best interests of the Company, including the 2004 Stock Incentive Plan. See "Compensation Committee Report on Executive Compensation" at page 28 below.

        The Compensation Committee operates under the Charter adopted by the Board in 2003. A copy is available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com.

  Nominating and Corporate Governance Committee

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  Establishes qualifications for board membership;

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  Evaluates shareholder nominees for director, if same are properly presented to the Corporation. See page 5 above under section noted "STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS/DIRECTOR NOMINEE RECOMMENDATIONS" for information on the process for presenting shareholder nominees;

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  Recommends director nominees to the Board both for the annual stockholders meeting and for the filling of any vacancies that occur between annual meetings;

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  Assists the Board in devising a methodology for annually evaluating the Board's performance;

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  Recommends the size of the Board, committee structure and assignments and frequency of regular Board meetings; and,

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  Discusses and makes recommendations to the full Board on the Company's Corporate Governance Guidelines.

        The Nominating and Corporate Governance Committee operates under the Charter adopted by the Board in 2003. A copy is available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com.

*  MEETINGS IN 2003

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  Board of Directors:
  4 meetings

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  Audit Committee:
  6 meetings

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  Compensation Committee:
  5 meetings
  3 actions by written consent

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  Nominating and Corporate Governance: The Committee was formed late October, 2003. No meetings were held in 2003. Its first meeting was held January 26, 2004.

  RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III AND CLASS I DIRECTORS LISTED ABOVE. WE WILL VOTE PROXIES RECEIVED BY US IN FAVOR OF THE NOMINEES UNLESS A CONTRARY CHOICE IS INDICATED.

PROPOSAL 2
APPROVAL OF 2004 STOCK INCENTIVE PLAN

        At the Annual Meeting, stockholders will be asked to approve the Power-One, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). This Plan was adopted by the Board of Directors on January 27, 2004, subject to stockholder approval.

        We believe that incentives and stock-based awards motivate employees to focus on the objective of creating stockholder value and promoting the success of Power-One, Inc. We also believe that incentive compensation plans like the proposed 2004 Plan are an important tool for attracting, retaining and motivating participants in the plan.

        We currently maintain the Power-One, Inc. Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan") and the Power-One, Inc. 2001 Stock Option Plan (the "2001 Plan"). As of March 12, 2004, a total of 2,820,260 shares of Power-One, Inc. common stock were available for new award grants under the 1996 Plan, and a total of 330,858 shares of Power-One, Inc. common stock were available for new award grants under the 2001 Plan. Our authority to grant new awards under the 1996 Plan will expire on February 22, 2006. We will not grant any additional awards under the 2001 Plan if stockholders approve the 2004 Plan.

        The Board of Directors approved the 2004 Plan based, in part, on a belief that the number of our shares currently available under the 1996 Plan and the 2001 Plan and the pending expiration of the 1996 Plan do not give us sufficient authority and flexibility to adequately provide for future incentives.

        The Board of Directors has also approved the following amendments to the 1996 Plan that will be effective if stockholders approve the 2004 Plan:

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  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 1996 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award. A similar no-repricing provision is included in the 2004 Plan. Although the authority to grant new awards under the 2001 Plan will terminate if stockholders approve the 2004 Plan, if stockholders approve the 2004 Plan we will similarly not reprice any option granted under the 2001 Plan (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders).

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  The "evergreen" provision will be terminated. See footnote (3) on page 20 for a description of this provision. No additional shares will become available for award grant purposes under the 1996 Plan pursuant to the "evergreen" provision of the 1996 Plan. This amendment will not affect shares that became available for award grant purposes under the 1996 Plan by operation of such "evergreen" provision on or before January 27, 2004.

  •
  In light of the fact that members of our Board of Directors will be eligible for award grants under the 2004 Plan, no additional awards will be granted pursuant to the automatic non-employee director award grant provisions of the 1996 Plan.

        If stockholders do not approve the 2004 Plan, the foregoing amendments to the 1996 Plan will not be effective and the 2001 Plan will continue in effect. As noted above, we will not grant any additional awards under the 2001 Plan if stockholders approve the 2004 Plan. However, we will continue to have the authority to grant awards under the 1996 Plan, within the existing 1996 Plan share limits, regardless of whether stockholders approve the 2004 Plan. The termination of our ability to grant new awards under the 2001 Plan will not affect any awards outstanding under the 2001 Plan.

Summary Description of the 2004 Stock Incentive Plan

        The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Appendix B to this Proxy Statement.

        Purpose.    The purpose of the 2004 Plan is to promote the success of Power-One, Inc. and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons. We seek to achieve those objectives under the 2004 Plan through the grant of awards and incentives for high levels of individual performance and improved financial performance of the company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors, and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator".

        The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

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  to select participants and determine the type(s) of award(s) that they are to receive;

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  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

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  to cancel, modify, or waive the corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

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  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

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  subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

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  to allow the purchase price of an award or shares of Power-One, Inc. common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the 2004 Plan include officers or employees of Power-One, Inc. or any of our subsidiaries, directors of Power-One, Inc., and certain consultants and advisors to Power-One, Inc. or any of our subsidiaries.

Currently, approximately 460 officers and employees of Power-One, Inc. and our subsidiaries (including all of our named executive officers), and each of our five (5) non-employee directors, are considered eligible under the 2004 Plan at the present time.

        Authorized Shares; Limits on Awards.    The maximum number of shares of Power-One, Inc. common stock that may be issued or transferred pursuant to awards under the 2004 Plan is 4,750,000 shares. The following other limits are also contained in the 2004 Plan:

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  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares;

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  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 500,000 shares;

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  The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred;

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  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 2,500,000 shares. This limit does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of Power-One, Inc. common stock at the time of grant of the award;

  •
  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 500,000 shares. This limit does not apply, however, in respect of compensation earned but deferred; and

  •
  "Performance-Based Awards" under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. Shares under awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will return to the 2004 Plan and again become available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with any award under the 2004 Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to any award under the 2004 Plan, will be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

        Types of Awards.    The 2004 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Power-One, Inc. common stock or units of Power-One, Inc. common stock, as well as cash bonus awards. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of Power-One, Inc. common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of Power-One, Inc. common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2004 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of Power-One, Inc. or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of Power-One, Inc. common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Power-One, Inc. common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of Power-One, Inc. common stock on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan's limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and stock appreciation rights).

        The other types of awards that may be granted under the 2004 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Power-One, Inc. on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of Power-One, Inc. or our subsidiaries. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2004 Plan, certain events may result in then-outstanding awards under the 2004 Plan becoming fully vested or paid, as applicable. Such awards then may terminate or be terminated in such circumstances. Events which may cause such results might include: (i) if any person acquires more than 20% of the outstanding common stock or combined voting power of Power-One, Inc.; (ii) if certain changes in a majority of our Board of Directors occur over a period of not longer than two years; (iii) if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Power-One, Inc. (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Power-One, Inc. or any of our subsidiaries; (iv) a sale or other disposition of all or substantially all of Power-One, Inc.'s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries; or (v) if Power-One, Inc. is dissolved or liquidated. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

        Adjustments.    As is usual in incentive plans like our 2004 Plan, certain reorganizations, mergers, combinations, recapitalizations, stock splits, or other similar events may have an impact under the 2004 Plan. Such events might (i) involve a change to the number of our shares outstanding, (ii) payment of extraordinary dividends, or (iii) distributions of property to our stockholders. Such events could impact outstanding awards made under the 2004 Plan (e.g. have an impact on exercise or purchase prices of awards, and performance targets under certain types of performance-based awards), and/or might impact a given share limit, and/or the number and kind of shares available under the 2004 Plan.

        No Limit on Other Authority.    The 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the 2004 Plan.    The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval. Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on January 26, 2014. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

        Federal Income Tax Consequences of Awards under the 2004 Plan.    The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

        Specific Benefits under the 2004 Stock Incentive Plan.    Power-One, Inc. has not approved any awards that are conditioned upon stockholder approval of the 2004 Plan.

        As described in more detail under "DIRECTOR COMPENSATION" on page 5 above, we have had a program of automatic stock option grants to our directors under the terms of the 1996 Plan. If stockholders approve the 2004 Plan, automatic award grants in connection with the Annual Meeting will not be made to our non-employee directors under the 1996 Plan. We do, however, expect to implement a program of recurring award grants to non-employee directors by granting awards to our non-employee directors under the 2004 Plan in the near term following the Annual Meeting. However, we have not determined whether the terms of these grants will be consistent with past grants to our non-employee directors, whether there will be a restricted stock component to the grants, or whether there will be other changes to the non-employee director award grant structure. The 2004 Plan would give us the authority to determine the specific terms and conditions of the awards at the time of grant.

        Other than awards to non-employee directors in connection with the Annual Meeting, the type and terms of which have not been finalized, we are not currently considering any other specific award grants under the 2004 Plan. If the 2004 Plan had been in existence in fiscal 2003, Power-One, Inc. expects that its award grants for fiscal 2003 would not have been substantially different from those actually made in that year under the 1996 Plan and the 2001 Plan. For information regarding stock-based awards granted to Power-One, Inc.'s named executive officers during fiscal 2003, see the material under the heading "Executive Officer Compensation" starting on page 22.

        The closing market price for a share of Power-One, Inc.'s common stock as of March 12, 2004 was $12.25 per share.

        Vote Required for Approval of the 2004 Stock Incentive Plan.    The Board of Directors believes that the adoption of the 2004 Plan will promote the interests of Power-One, Inc. and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of our Board of Directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 2004 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITORS—PRINCIPAL ACCOUNTANT
FEES AND SERVICES

        The Audit Committee has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year 2004. This appointment is being presented to the stockholders for ratification at the meeting. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche LLP has audited our consolidated financial statements since 1993. Consistent with applicable requirements, in 2003 the Company and Deloitte & Touche LLP assigned a new audit partner for the purposes of applicable audit partner rotation.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting and will be available to answer appropriate questions from stockholders.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent public accountants, Deloitte & Touche LLP. The policy generally permits pre-approval annually of certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified annual budget amounts, and sets requirements for specific case-by-case pre-approval of discrete projects, such as those which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent public accountants to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules of the SEC and also considers whether proposed services are compatible with the independence of the public accountants.

Fees Paid to Independent Public Accountants

        SEC rules effective May 6, 2003 require that our Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors, with certain limited exceptions. Our Audit Committee has concluded that the audit-related and tax services provided to us by Deloitte & Touche LLP are compatible with maintaining auditor independence. During 2002 and 2003, the Company retained Deloitte & Touche LLP to provide services only in the following categories and amounts:

SERVICES	2003	2002
Audit Fees(1)	$952,807	$952,648
Audit Related Fees(2)	$176,831	$89,281
Tax Fees(3)	$850,151	$807,814

Total	$1,979,789	$1,849,743
(1)
Audit fees consisted of audits of the Company's annual financial statements, statutory audits, reviews of the Company's quarterly financial statements and consents related to Security and Exchange commission filings.

(2)
Audit related fees consisted of Sarbanes-Oxley Act, Section 404 advisory services, due diligence associated with acquisitions and financial accounting and reporting consultations.

(3)
Tax fees consisted of a) tax compliance fees in connection with Federal, state and local income tax return assistance, assistance with tax returns filings in certain foreign jurisdictions, requests for technical advice from taxing authorities, assistance with tax audits and appeals and preparation of expatriate tax returns, and b) tax planning and advice fees in connection with tax advice related to structuring certain proposed acquisitions and disposals and tax advise related to intra-group restructuring items.

AUDIT COMMITTEE REPORT*

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of Power-One, Inc.'s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. Subject to stockholder ratification, the Committee also recommends the selection of the Company's independent auditors.

        The Audit Committee is composed of four non-employee directors who the Board believes all meet the current NASDAQ independence requirements and operates under a written charter most recently amended and restated by the Board of Directors in 2003.

        The Board believes that all Audit Committee members possess experience or have backgrounds which make each qualified to serve on the Committee. The Board believes and the Committee has determined that all members are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. Additionally, the Committee, in concert with the Board of Directors, has determined that the Chair, Mr. Jay Walters, qualifies as a member of the Audit Committee who meets the NASDAQ listing requirement under Rule 4350(d)(2)(A) as having the requisite past employment experience which provides him with the required financial sophistication. The determination of Mr. Walters' qualifications under the applicable NASDAQ Rule is based upon Mr. Walters' relevant education, including an M.B.A. degree with relevant finance and accounting coursework, and his positions and responsibilities while employed with Lucent Technologies, including reviewing and approving business unit operating and financial results with a business of comparable size, business focus and complexity as that of the Company.

        The Board has determined that there is no audit committee financial expert currently serving on the Committee. The Nominating and Corporate Governance Committee is actively engaged in a search for, but has not yet found, a director candidate who, if approved for membership on the Board of Directors, will meet all applicable NASDAQ and SEC requirements, including classification as an audit committee financial expert per applicable SEC requirements.

        The Audit Committee has approved and adopted procedures that meet all requirements of Rule 10A-3(b)(3) under the Securities and Exchange Act of 1934, as amended, regarding receipt and handling of complaints and anonymous employee submissions.

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        Any person desiring to submit any complaint to the Company regarding accounting, internal accounting controls, or auditing matters should address such complaint to:

    Chairman of the Audit Committee
    Power-One, Inc.
    740 Calle Plano
    Camarillo, CA 93012
    Attn: Corporate Secretary

        All such correspondence will be logged in by the Corporate Secretary and promptly forwarded to the Chairman of the Audit Committee. The Chairman will provide a summary of all communications to the Audit Committee, and will direct and oversee such additional actions or inquiries as the Chairman deems appropriate in light of a given complaint.

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing such financial statements. The responsibility of the Audit Committee is to monitor and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing. We rely on the information provided to us and on the representations made by management and the independent auditors. The Audit Committee will retain independent experts to advise and consult directly with the Audit Committee if the Audit Committee desires an independent opinion or review of any information provided or any representations made by management and the independent auditors.

        The Committee held six meetings during fiscal 2003. The Committee approved the fees to be paid to the independent auditors for their audit of our consolidated financial statements for FY2003. The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's system of internal controls.

        In carrying out our responsibilities, we reviewed and discussed with management and the Company's auditors all financial statements prior to their issuance. We were advised by management and the auditors that all of the financial statements were prepared in accordance with generally accepted accounting principles. As part of our review, we discussed with management the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We also sought the Company's auditors' judgment on these matters.

        We discussed with the independent auditors matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from Power-One, Inc. We considered whether the auditors' provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit Committee has established policies to review and pre-approve any non-audit services proposed to be provided by the independent auditors, and to review and pre-approve the scope, workplan and fees for the audit services to be provided by the independent auditors.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Power-One, Inc.'s audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Annual Report on Form 10-K. We have also appointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal 2004, subject to stockholder ratification.

Jay Walters, Chairman; Kendall R. Bishop, Mark Melliar-Smith, Dr. Hanspeter Brändli

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS POWER-ONE, INC.'S INDEPENDENT AUDITORS FOR 2004. WE WILL VOTE PROXIES RECEIVED BY US IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP UNLESS A CONTRARY CHOICE IS INDICATED.

EQUITY COMPENSATION PLAN INFORMATION

        Power-One, Inc. currently maintains three equity compensation plans: the 1996 Plan, the 2001 Plan, and the Power-One, Inc. Employee Stock Purchase Plan. The 1996 Plan and the Employee Stock Purchase Plan have each been approved by Power-One, Inc.'s stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2004 Plan, as described above.

        The following table sets forth, for each of Power-One, Inc.'s equity compensation plans, the number of shares of common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2003.

Equity Compensation Plan Information as of December 31, 2003

	(a)	(b)		(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	10,628,469	$10.04	(1)	11,656,072	(2)(3)

Equity compensation plans not approved by security holders(4)	2,090,492	$6.06		193,508	(4)

Total	12,718,961	$9.39	(1)	11,849,580

(1)
Weighted average exercise price of outstanding options; excludes restricted stock units and shares related to Employee Stock Purchase Plan.

(2)
Includes shares reserved but not yet issued under the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan. Of this number, 2,967,185 were available under our 1996 Plan and 8,688,887 were available under our Employee Stock Purchase Plan. The shares available under the 1996 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 1996 Plan including stock options, stock appreciation rights, restricted stock, stock bonuses, and performance shares.

(3)
Securities available under the 1996 Stock Incentive Plan have been subject to increase pursuant to an "evergreen" formula. Under this formula, securities available for future issuance have been increased by 20% of the difference between (i) the number of shares outstanding on each December 31 and (ii) the largest number of shares outstanding on any previous December 31, provided that no decrease in the number of shares available is ever required as a result of the formula. This adjustment, if any, has been effected each December 31 and the numbers in the table above reflect the adjustment per the formula for the 1996 Stock Incentive Plan as of December 31, 2003. However, no additional shares will become available pursuant to this "evergreen" provision if stockholders approve the 2004 Plan. This table does not reflect the 4,750,000 additional shares that will be available under the 2004 Plan if stockholders approve the 2004 Plan.

(4)
The 2001 Stock Option Plan (the "2001 Plan") was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. The 2001 Plan is administered by our Compensation Committee. Awards under the 2001 Plan may only be nonstatutory stock options. No awards under the 2001 Plan may be made to any Director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The maximum term of options granted under the 2001 Plan is 10 years after the initial date of the award. No award under the 2001 Plan can be made after September 28, 2011. Options granted under the 2001 Plan have been granted at the "Fair Market Value" (i.e. the closing price of our stock on the date the option is granted). No more than 2,500,000 shares of Common Stock may be issued in respect of awards under the 2001 Plan (subject to anti-dilution adjustments). Subject to approval of the Compensation Committee for an alternative arrangement for a given option grant, no award may vest and become exercisable more quickly than 25% per year. Generally, awards that are not yet exercisable will terminate upon the date an Eligible Employee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment. As noted above under Proposal 2, we will not make any future awards under the 2001 Plan if the stockholders approve the adoption of the 2004 Plan.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table provides information for our last three fiscal years regarding all compensation paid to or earned by our Chief Executive Officer and each of our four other most highly compensated executive officers who served as executive officers of Power-One, Inc. as of December 31, 2003 (the "Top 5 Compensated Executive Officers"):

Officers			Annual Compensation			Long-Term Compensation(1)			All Other Compensation

Name and Position	Year		Salary(1)(2)	Bonus	Other Annual Compensation(3)	Restricted Stock Award(7)	Options (Shares)

Steven J. Goldman, Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	360,464 353,532 381,266	— — —	$115,352 — —	$275,000 — —	175,000 — 180,000	(4)	* * *

William T. Yeates, President and Chief Operating Officer	2003 2002 2001	$ $ $	299,520 293,760 308,842	— — —	$95,846 — —	$1,131,000 — —	75,000 — 825,000	(4)	* * *

Randall H. Holliday, Secretary and General Counsel	2003 2002 2001	$ $ $	225,004 218,080 225,438	— — —	$21,354 — —	$50,000 — —	70,000 — 115,000	(4)	* * *

Dennis R. Roark, Executive Vice President(5)	2003 2002 2001	$ $ $	176,728 172,839 191,142	— — —	$56,396 — —	$125,000 — —	100,000 — 145,000	(4)	* * *

Eddie K. Schnopp, Senior Vice President—Finance, Treasurer and Chief Financial Officer	2003 2002 2001	$ $ $	156,416 153,408 168,150	— — —	$50,056 — —	$175,000 — —	70,000 — 145,000	(4)	* * *

Donna M. Schnopp (Koep), Senior Vice President—Human Resources(6)	2003 2002 2001	$ $ $	120,224 117,912 139,184	— — —	$38,475 — —	$110,000 — —	70,000 — 145,000	(4)	* * *

*
Less than $50,000 or 10% of the total salary and bonus for the year indicated.

(1)
For 2001, salary includes deferred amounts in accordance with the 2001 Deferred Compensation Plan, as discussed on page 26. The following represents the amounts each officer elected to defer and respective percentage of salary each officer deferred from October 22, 2001 through December 31, 2001: Goldman $31,194 (50%), Yeates $25,920 (50%), Holliday $5,841 (15%), Schnopp $13,536 (50%) and Roark $15,251 (50%). There were no increases in base salary for any executive officers during 2001.

(2)
For 2002, salary includes deferred amounts in accordance with the 2001 Deferred Compensation Plan, as discussed on page 26. The following represents the amounts each officer elected to defer and respective percentage of salary each officer deferred from January 1, 2002 through October 20, 2002: Goldman $149,038 (50%), Yeates $123,840 (50%), Holliday $27,520 (15%), Schnopp $64,672 (50%) and Roark $72,863 (50%). There were no increases in base salary for any executive officers during 2002. The differences in salary from 2001 to 2002 reflect adjustments relating to use of earned and accrued vacation benefits, or the election to take unpaid time-off, during mandatory facility closures the Company implemented in 2002.

(3)
This amount represents the "premium portion" described below in our summary of the 2001 Deferred Compensation Plan, as discussed on page 27.

(4)
Option Grants in 2001 include standard grants with annual vesting, and "contingent vesting" grants, which grants vest on earlier of (i) the third anniversary of grant or (ii) at such time as 20-day average trading price of the Company's common stock exceeds a stated "target price" in a given grant.

(5)
Mr. Roark was formerly reported as an executive officer for Section 16(a) purposes. Due to realignment of responsibilities in 2003, Mr. Roark ceased to be subject to Section 16(a) reporting.

(6)
Due to realignment of responsibilities in 2003, Ms. Schnopp became subject to Section 16(a) reporting and is included in this table as one of our executive officers.

(7)
The amount shown in this column represents the market value of the shares of the Company's common stock subject to the restricted stock and restricted stock units ("RSUs") awarded to the reported officers in fiscal 2003, based on the closing price of the Company's common stock on the date of grant(s).

  Awards of shares of restricted Company common stock were made on January 8, 2003 to the following named officers: (i) Mr. Goldman, 45,681 shares; (ii) Mr. Yeates, 29,069 shares; (iii) Mr. Holliday, 8,305 shares, (iv) Mr. Roark, 20,764 shares; (v) Mr. Schnopp, 29,069 shares; (vi) Ms. Schnopp, 13,289 shares. Ms. Schnopp was also awarded 3,654 shares of restricted Company common stock on July 21, 2003. Mr. Yeates was awarded RSUs covering 100,000 shares of the Company's common stock on December 17, 2003.

  The grant date market value of the shares subject to these awards was: (i) January 8, 2003, $6.02; (ii) July 21, 2003, $8.21; (iii) December 17, 2003, $9.56.

  The restricted stock awarded to the noted recipients on January 8, 2003 generally vests, subject to each recipient's continued employment, in eight equal quarterly installments commencing on April 30, 2003. The restricted stock awarded to Ms. Schnopp on July 21, 2003 generally vests, subject to her continued employment, in six equal quarterly installments commencing on July 31, 2003. The RSUs awarded to Mr. Yeates on December 17, 2003 generally vest, subject to his continued employment, in two equal installments on December 1, 2004 and January 31, 2005. The vesting of the awards is subject to acceleration in certain circumstances.

  On December 31, 2003, the named officers held, in total, shares of restricted Company common stock as follows: (i) Mr. Goldman, 45,681 shares; (ii) Mr. Yeates, 29,069 shares; (iii) Mr. Holliday, 8,305 shares, (iv) Mr. Roark, 20,764 shares; (v) Mr. Schnopp, 29,069 shares; (vi) Ms. Schnopp, 16,943 shares. Additionally, on December 31, 2003 Mr. Yeates held RSUs covering a total of 100,000 shares of the Company's common stock. The year-end value of the total number shares subject to these awards, based on the closing price ($10.83) of the Company's common stock on December 31, 2003, is as follows: (i) Mr. Goldman, $494,268; (ii) Mr. Yeates, $1,396,527; (iii) Mr. Holliday, $89,860; (iv) Mr. Roark, $224,666; (v) Mr. Schnopp, $314,527; (vi) Ms. Schnopp, $183,323.

  All recipients have voting and dividend rights with respect to each recipient's restricted shares. Mr. Yeates does not have voting or dividend rights with respect to the shares subject to his RSUs,

  unless and until the shares are actually delivered in payment of the RSUs, but he does have the right to receive dividend equivalent payments with respect to the RSUs.

STOCK OPTION GRANTS AND EXERCISES
FOR TOP 5 COMPENSATED OFFICERS

STOCK OPTION GRANTS 2003

        This table shows grants made in 2003 to our Top 5 Compensated Executive Officers, and hypothetical gains for the options at the end of their anticipated ten-year term. We have arbitrarily assumed annualized growth rates of the market price of our common stock over the exercise price of the option of five percent (5%) and ten percent (10%), running from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises depend on the future performance of our common stock and overall market conditions.

INDIVIDUAL GRANTS

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/share)
	Option Shares Granted(#)					Expiration Date
Officer							5%($)		10%($)

Steven J. Goldman	75,000 100,000	2.20 2.94	% %	$ $	6.02 8.92	1/8/2013 12/9/2013	$ $	283,946 560,974	$ $	719,575 1,421,618

William T. Yeates	75,000	2.20%			$6.02	1/8/2013		$283,946		$719,575

Eddie K. Schnopp	40,000 30,000	1.17 0.88	% %	$ $	6.02 8.92	1/8/2013 12/9/2013	$ $	151,438 168,292	$ $	383,773 426,485

Dennis R. Roark	40,000 60,000 30,000	1.17 1.76 0.88	% % %	$ $ $	6.02 6.21 8.92	1/8/2013 1/9/2013 12/9/2013	$ $ $	151,438 234,326 168,292	$ $ $	383,773 593,828 426,485

Randall H. Holliday	40,000 30,000	1.17 0.88	% %	$ $	6.02 8.92	1/8/2013 12/9/2013	$ $	151,438 168,292	$ $	383,773 426,485

Donna M. Schnopp (Koep)	40,000 30,000	1.17 0.88	% %	$ $	6.02 8.92	1/8/2013 12/9/2013	$ $	151,438 168,292	$ $	383,773 426,485

AGGREGATE OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

        This table shows all stock options exercised by the Top 5 Compensated Executive Officers for 2003. The "Value Realized" column reflects the difference between the market value of the underlying securities at the actual exercise date and the exercise price of the options. The "Value of unexercised in-the-money options at 2003 year-end" column reflects the difference between the market value and the exercise price of in-the-money options at the end of 2003.

Name	Shares acquired on exercise(#)	Value Realized($)	Number of unexercised options at 2003 year-end Exercisable/Unexercisable		Value of unexercised in-the-money options at 2003 year-end(1) Exercisable/Unexercisable

Steven J. Goldman	0	$0.00	518,250	382,750	$3,733,260	$1,513,235

William T. Yeates	0	$0.00	656,250	318,750	$189,750	$930,000

Eddie K. Schnopp	0	$0.00	293,150	242,850	$1,993,252	$1,071,848

Dennis R. Roark	0	$0.00	350,150	302,850	$2,591,467	$1,349,048

Randall H. Holliday	0	$0.00	32,500	152,500	$37,950	$540,650

Donna M. Schnopp	0	$0.00	258,350	240,150	$1,646,548	$1,048,142

(1)
Total value of exercisable and unexercisable options based on the market value of our common stock on December 31, 2003 ($10.83 per share).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

William T. Yeates serves as our President and Chief Operating Officer under the terms set forth in a letter from Mr. Goldman related to the commencement of Mr. Yeates' employment with the Company. Pursuant to the letter, in addition to his salary and our standard employee benefits package, Mr. Yeates is eligible for a bonus based on the achievement of specific performance goals.

        Pursuant to the letter, Mr. Yeates was also granted non-qualified stock options to purchase an aggregate of 675,000 shares of our common stock. Of these, 450,000 options become exercisable over four years at the rate of 25% per year; the remaining 225,000 vested and became exercisable on December 31, 2001.

        In addition, we made certain loans to Mr. Yeates in connection with his initial employment which commenced in January, 2000. These loans were in existence prior to the passage of the Sarbanes-Oxley Act of 2002 (the "Act"). The Act now prohibits loans by the Company to its executive officers. However, loans in existence as of the effective date of the Act were exempted from the prohibitions of the Act.

        One non-interest-bearing loan in the amount of $100,000, plus additional non-interest-bearing loans relating to new hire relocation expenses totaling approximately $80,000, were forgiven on the third anniversary of Mr. Yeates' hire (i.e. on January 13, 2003), per the original terms of the loan arrangements, specifically Mr. Yeates' continued employment with the Company as of January 13, 2003. A separate interest-bearing loan in the amount of $660,000 became due and payable on January 13, 2004 per its original terms, and was paid in full by Mr. Yeates on that date. There was no material modification of any term of that loan, nor renewal of that loan, after the effective date of the Act.

        Mr. Yeates' rights to certain payments and benefits resulting from a change in control, as defined in the letter to include certain mergers and other triggering events, expired on January 31, 2004 per the terms of the letter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 2003 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER COMPENSATION ARRANGEMENTS

*  2001 DEFERRED COMPENSATION PLAN

        Summary of the Plan.    Based upon recommendations of the consultants retained by the Compensation Committee, as well as advice and counsel from outside legal and accounting personnel, in October 2001 the Compensation Committee recommended adoption of, and the Board of Directors approved the implementation of, the 2001 Deferred Compensation Plan (the "Plan"). Under this Plan, full time employees (inclusive of executive officers) of the Company were eligible to make an irrevocable election to defer a percentage of their base salary (not to exceed 50% of base salary) for the period commencing October 22, 2001 and continuing through October 20, 2002 (the "Deferral Period"). At the end of the Deferral Period, a participant's base salary returned to its original pre-deferral amount.

        Effect of Deferral Election/Entitlement to Stock Units.    Each participant under the Plan (i.e. an individual electing to defer salary), received "credit" at the start of the Deferral Period for a given number of Stock Units, based upon the dollar amount of salary deferred. A Stock Unit was a bookkeeping entry that represented one fictional share of the Company's common stock. A Stock Unit was used as a device to determine the number of shares of common stock of the Company that were to be distributed to a participant. The total number of Stock Units credited to a participant was determined using this formula:

Stock Unit = (compensation deferred / $6) × 2

        Stock Units had no voting rights, rights to dividends, or any other shareholder rights.

        Vesting in Stock Units.    Vesting in the credited Stock Units was tied to continued employment with or service to the Company. One-half (50%) of the total Stock Units credited to a participant as of the start of the Deferral Period vested on a pro-rata basis during the Deferral Period. For employees, vesting of this 50% of total Stock Units was prorated weekly over the 52 weeks of the Deferral Period.

        For employees who participated in the Plan, the other 50% of Stock Units that were credited to the individual at the start of the Deferral Period vested in full on January 31, 2003 (the "Payment Date").

        Distribution of Common Stock to Participants. A participant who was actively employed by the Company as of the Payment Date received whole shares of common stock of the Company equal to the equivalent number (i.e. 100%) of total Stock Units credited to and vested in the participant on the Payment Date. For example, if based upon the percentage of salary elected to be deferred, a participant had 10,000 Stock Units credited to their Stock Unit account, they received 10,000 shares of the Company's common stock on the Payment Date.

        Upon the ultimate distribution of common stock to a participant, the shares became beneficially owned by the participant, unrestricted and available for sale or transfer transferred at the discretion of the participant. For income tax purposes, the recipient received "income" on the Payment Date equal to the total fair market value of the shares as of the Payment Date. Our fair market value (i.e. closing price) on January 31, 2003 was $4.92/share.

        Report of "Premium" portion in Summary Compensation Table.    In our past two Proxy Statements, in our Summary Compensation Table, we reported total base salary in each officer's salary column, then noted via footnote the amount of compensation deferred by reported officers under the Plan. To avoid any "double reporting" of income paid to or earned by the officers, we have only reported in this Proxy's Summary Compensation Table that portion of the "premium" associated with shares distributed to the reported officers as of the January 31, 2003 Payment Date. For the ease of calculations, the premium represents the difference between (i) the fair market value of the shares issued to the employee as of the Payment Date, less (ii) the total employee compensation deferred during the Deferral Period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee (the "Committee") consists of Mr. Jacoby, Dr. Brändli and Mr. Walters, each of whom is an independent, non-employee director. Per its Charter adopted in 2003, the Committee determines the cash portion of the Chief Executive Officer's salary, sets the range within which the other executive officers' salaries should vary and determines equity awards for all executive officers. Additionally, from time to time the Committee retains outside compensation experts to review current compensation and equity award plans and recommends to the Board of Directors the adoption of additional equity plans and grants under such plans.

        Our executive compensation program is designed to attract, retain and motivate the senior executive talent necessary to effectively manage the Company. The program also aims to support the creation of stockholder value and is designed to make pay consistent with performance. When establishing salaries, bonuses and stock or equity awards for executive officers, the Committee considers the individual's role, leadership responsibilities and performance during the last year and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives.

        The Committee's belief historically has been that the Company's performance generally is reflected in its stock price. Therefore, the Company has historically generally paid base salaries and cash bonuses that have been in the lower half for executive officers at similar companies. This cash compensation has been supplemented with equity awards that are tied to the performance of the Company's stock.

        However, over the last several years, based on the hiring of certain officers and other senior employees, the Company has recognized that the market realities of attracting and retaining experienced executives require more competitive base salaries. The Committee recognized that the base salaries of selected executive officers paid in 2003 inclusive of the Chief Executive Officer, remained well below comparable levels per surveys and related research performed by compensation consultants at the direction of the Committee. During 2003, following extended and detailed analysis performed with the assistance of independent compensation consultants, the Committee concluded that adjustments in base salaries and other compensation elements were required to ensure that all executive officers are compensated in line with current market rates.

        As an interim step toward adjusting base compensation with industry norms, and as additional equity compensation which serves to enhance retention of our key executives, the Committee approved the award of restricted stock to the executive officers, among others, effective January 8, 2003. A supplemental award of restricted stock was approved for Ms. Koep effective July 21, 2003 based on additional evaluation of her compensation compared to industry norms. Also, a special award of restricted stock units was made to Mr. Yeates effective December 17, 2003. All such awards vest over time, which vesting is directly tied to and contingent on the continued acceptable service and performance of the recipient. The applicable awards and relevant details for same are noted in the applicable column in the Summary Compensation table above at page 22.

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts

        Additionally, in October 2003 the Committee authorized and approved increases in the base salaries of all executive officers, including the Chief Executive Officer. The increases become effective April 1, 2004.

        The Committee has continued to believe that the incorporation of equity awards tied to the performance of the Company's stock is an essential element of overall pay packages. As such, periodic awards to executive officers of stock options and other forms of equity compensation continue to be offered when deemed appropriate by the Committee.

        The Committee believes that the executive officers have continued to perform well during times of significant market challenges. Their performance in the face of these challenges was a major consideration in setting compensation for 2003, and in approving the market rate increases to go into effect in 2004. While the Committee has been pleased with the performance of the executive officers in the face of ongoing economic challenges, the Committee believes that bonuses, incentive payments and other performance based awards must be tied directly to, and come as a reward for, clearly measurable performance associated directly with key financial metrics. Additionally, the Committee believes that the executive officers must have a significant portion of their total compensation potential aligned, via equity incentives, with shareholder interests to ensure that shareholder value remains a primary objective and criteria in the management of the Company.

        2003 Compensation of the Chief Executive Officer.    The Committee evaluates the compensation of the Chief Executive Officer on an annual basis. In establishing the Chief Executive Officer's compensation for 2003, the Committee recognized the Company's results in 2002 and 2003 have been heavily impacted by a variety of external factors. These factors have included the major general economic downturn, plus the significant contraction in several of the Company's primary markets, including enterprise networking and telecommunications service providers. Mr. Goldman's 2003 base salary remained unchanged from 2002. Additionally, in light of overall Company financial performance during 2003, no form of cash incentive or bonus tied directly to measurable advances or year-over-year comparisons of financial metrics was paid to Mr. Goldman. Stock options or comparable incentive payments made or issued to Mr. Goldman in 2003 are reflected in the applicable tables above on page 24.

        Base Salary.    The Committee reviews the base salaries for all executive officers. None of the Company's executive officers received any increase in base salary in 2003 compared to their annualized salary in 2002.

        Management Bonus Plan.    Under our Management Bonus Plan, our executive officers can earn bonuses based on the Company's attaining specified EBITDA (earnings before interest, taxes, depreciation, amortization and acquisition-related charges) objectives during a particular fiscal year. Under this plan, which covers certain key employees (inclusive of executive officers), our executive officers can earn bonuses in amounts up to predetermined percentages of their base salaries. Mr. Goldman and Mr. Yeates are eligible to receive bonuses of up to 100% of their salaries. The remainder of our executive officers can earn bonuses of up to 80% of their salaries. Bonuses are based on actual EBITDA realized by the Company during any fiscal year as a percentage of planned EBITDA. Based on the Company's financial performance in 2003, none of our executive officers were awarded bonuses under the Management Bonus Plan for 2003, as indicated on the "Summary Compensation Table" on page 22.

        Discretionary Bonus Plan.    Under the Discretionary Bonus Plan, our executive officers can receive, at the sole discretion of the Committee, a bonus of up to 50% of their base salary. This bonus is based upon the Committee's determination of an individual's contribution to the Company in conjunction with the Company's (i) significantly exceeding projected earnings per share, (ii) having accelerated sales growth, (iii) executing acquisitions in an efficient manner, or (iv) achieving such other goals as the Board of Directors or the Committee may determine. The Committee did not award our executive officers any bonuses under the Discretionary Bonus Plan for 2003.

        Equity Based Compensation.    The Committee will provide long-term incentives linked to an increase in stock value by awarding stock options (at fair market value as of the date of grant) and other equity based awards at times it believes are appropriate. Outstanding stock options of our executive officers which were granted in 1996 and 1998 are exercisable in various increments on the second through seventh anniversaries of the date of grant, but such options may be exercisable on earlier dates if certain financial goals are met. In 1997, 1999 and 2000 we reached the applicable financial targets, and an additional 20% of each officer's outstanding options having provisions for earlier vesting became exercisable. All options granted after March 1, 1999 are exercisable in 25% increments over four years, unless otherwise approved by the Committee.

        The Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code does not permit us to deduct cash compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe that our stock incentive plan and our Management Bonus Plan (as previously described) comply with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under these plans. The 2001 Deferred Compensation Plan did not fall under the rules of Section 162(m) for treatment as performance-based compensation. None of the compensation arising under the 2001 Deferred Compensation Plan resulted in any excess compensation which was not deductible by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Jon E.M. Jacoby, Chairman; Dr. Hanspeter Brändli; Jay Walters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information about beneficial ownership of our common stock as of March 12, 2004, unless otherwise noted, by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, each director, each Top 5 Paid Executive Officers Compensation table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Total
Voting Trust(3)	10,125,891	11.7
Stephens Group Inc.(3)(4)	7,557,299	8.7
Capital Group International, Inc.(5)	4,692,770	5.4
Steven J. Goldman	3,491,011	4.0
Jon E.M. Jacoby(4)(7)	2,636,944	3.0
Dennis R. Roark	1,242,656	1.4
William T. Yeates	1,017,492	1.2
Eddie K. Schnopp(6)	821,880	0.9
Donna M. Schnopp (Koep)	688,264	0.8
Kendall R. Bishop	164,317	0.2
Jay Walters	137,523	0.2
Randall H. Holliday	78,783	0.1
Hanspeter Brändli	52,500	0.1
Mark Melliar-Smith	48,167	0.1
All executive officers and directors as a group (10 persons)	10,379,537	12.0

(1)
The addresses for the listed beneficial owners are as follows for the Voting Trust, c/o James Sommers, Trustee, 2148 Rolston Road, Charlotte, North Carolina, 28207; for Stephens Group Inc. and Jon E.M. Jacoby, 111 Center Street, Little Rock, Arkansas 72201; for Capital Group International, Inc., 11100 Santa Monica Blvd., Los Angeles, California 90025; for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California 93012.

(2)
Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on or within 60 days after March 12, 2004, as follows: Goldman 563,250; Jacoby 130,000; E. Schnopp 329,400; Roark 393,901; Yeates 806,250; D. Schnopp (Koep) 294,600; Bishop 120,000; Walters 132,500; Brändli 52,500; Holliday 55,000; Melliar-Smith 42,500; and all executive officers and directors as a group 2,919,901. Gives effect to the three-for-two and two-for-one splits of our common stock effected during 2000.

(3)
The Voting Trust is administered by Mr. James Sommers, Trustee. The trustee exercises sole voting power over the trust's shares, and is required to vote such shares "for" or "against" proposals submitted to our stockholders in the same proportion as the votes cast "for" and "against" such proposals by all other stockholders, excluding abstentions. The Voting Trust will expire on the earlier of June 7, 2008, or the occurrence of certain events related to Stephens Inc.'s status as an affiliate of us.

(4)
Stephens Group Inc. has contributed 5,793,526 of its shares to a voting trust described in Note 3. Stephens Group Inc., certain stockholders, directors, officers and related entities of Stephens Group Inc. own an additional 7,222,464 shares, of which 4,332,365 have been contributed to the Voting Trust. Mr. Jacoby is a director of Stephens Group, Inc.

(5)
Based on Schedule 13G filed by Capital Group International, Inc. ("Capital") with the SEC on December 31, 2004. Per this filing, Capital identifies itself as the parent holding company of a group of investment companies that hold investment power and, in some cases, voting power over the reported holdings of our common stock. Capital disclaims investment or voting power in its own right over any of the securities reported in its filing, but notes in its filing that it may be deemed to beneficially own the reported securities pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(6)
Includes 12,148 shares owned by a trust for the benefit of Mr. Schnopp's children, and options to purchase shares of common stock that were exercisable on or within 60 days after March 12, 2004, in the amount of 329,400. Mr. Schnopp disclaims beneficial ownership of shares held in trust for the benefit of Mr. Schnopp's children.

(7)
Includes 295,451 shares owned by Jacoby Enterprises, Inc., 283,544 shares owned by Coral Two Corporation and 154,048 shares owned by Mr. Jacoby, which have all been contributed to the Voting Trust and as to which Mr. Jacoby has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; also includes 4,667 shares owned by Mr. Jacoby and 30,566 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh and 125,000 shares beneficially owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power of disposition and sole power to vote; also includes the following shares as to which Mr. Jacoby disclaims beneficial ownership: 200,001 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87, 245,322 shares owned by Nicholas M. Stephens Trust AAAA, 245,322 shares owned by Caroline A. Stephens Trust AAAA and 245,323 shares owned by JT Stephens III Trust AAAA, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee, has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; and includes 2,168 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87 as to which Mr. Jacoby, as sole trustee, has sole power to vote and sole power of disposition, 88,208 shares owned by Grandchild's Trust One UID 12/16/85, 88,208 shares owned by Grandchild's Trust Two UID 12/16/85, 188,208 shares owned by Grandchild's Trust Three UID 12/89, 45,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 45,000 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 45,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee, has shared power to vote and shared power of disposition; and includes 48,408 shares owned by Etablissement Landeco Vaduz, as to which Mr. Jacoby has shared power of disposition and no power to vote pursuant to a power of attorney granted to Mr. Jacoby. Does not include shares owned by Stephens Group Inc. or other of its related persons or entities, except as mentioned in this footnote.

STOCK PERFORMANCE GRAPH*

        The following compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in the Standard & Poor's 500 Index, the Russell 2000 Index and the NASDAQ Stock Market, each for the period from December 31, 1998 through December 31, 2003. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period.

        The Standard & Poor's 500 Index, Russell 2000 Index and NASDAQ Stock Market are intended to provide a relevant comparison of total annual return.

CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning December 31, 1998

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Donna Schnopp (Koep), Senior Vice President, Human Resources and Eddie K. Schnopp, Senior Vice President-Finance, Treasurer and Chief Financial Officer are married.

        Mr. Jacoby, who is a member of the Board of Directors and the Compensation Committee, serves as a director of Stephens Group Inc., our largest stockholder, and the parent corporation of Stephens Inc., a financial advisor to us and an affiliate of Stephens Group Inc. During the fiscal year, we paid Stephens Inc. $15,200 for financial advisory services. We expect to pay Stephens Inc. for additional financial advisory services that it has or may perform for us during 2004. All compensation paid to Stephens Inc. has been on terms that we believe to be fair and reasonable for the services performed.

        Several of our executive officers maintain individual brokerage accounts with Stephens Inc. In addition, from time to time Stephens Group Inc. has made opportunities available to Mr. Goldman to invest in various private partnerships. None of Mr. Goldman's investments made in these circumstances via the Stephens Group Inc., individually or in the aggregate, have been material to him.

FINANCIAL AND OTHER INFORMATION

        Our Annual Report for the fiscal year ended December 31, 2003, including financial statements, is being sent to stockholders of record on our Record Date of March 12, 2004, as of the close of business on or about March 26, 2004 together with this proxy statement. We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, to any stockholder who submits a written request to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

        The Board of Directors knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
March 26, 2004

APPENDIX A
POWER-ONE, INC. PROXY STATEMENT

AUDIT COMMITTEE CHARTER
OF
POWER-ONE, INC.

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Power-One, Inc. (the "Company") to assist the Board in overseeing (1) the integrity of the financial statements of the Company; (2) the Company's compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of the Company's independent public accountants; and (4) the performance of the Company's internal audit function. The Committee will prepare the annual report included in the Company's proxy statement as required by the SEC.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

        The Committee shall be composed of three or more members of the Company's Board. The members of the Committee shall serve at the discretion of the Board or until they resign or their successors are appointed. The Board shall appoint the chairperson of the Committee (the "Chairperson"). The members of the Committee shall meet the standards of independence and other qualifications required by NASDAQ listing standards, SEC rules or laws, as may be amended from time to time, and at least one member must qualify as a financial expert as required by NASDAQ listing standards, SEC rules or laws, as may be amended from time. The Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Act") whether or not it has at least one member who is a financial expert.

        The Committee shall have the authority to conduct investigations and to retain special legal, accounting or other consultants to advise the Committee, whose compensation, as determined by the Committee, shall be funded by the Company. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

        The Committee shall meet at least quarterly or more frequently as may be deemed necessary by the Committee. Special meetings of the Committee may be called by the Chairperson and will be promptly called upon the request of any two Committee members. Minutes of each meeting shall be taken by the corporate Secretary or another person selected by the Committee.

        The Committee shall meet at least quarterly with the independent public accountants, internal auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

        The Committee shall:

1.
Exercise the sole authority and responsibility for the appointment, compensation, retention (and termination) and oversight of the work of any independent public accountants employed by the Company (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report, or performing reviews or attest services or related work and, where appropriate, terminate and replace the independent public accountants. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

2.
Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

3.
Pre-approve all auditing services and all non-auditing services (except to the extent such non-audit services fall within any de minimis exception set forth in NASDAQ listing standards, SEC rules or law) to be performed by the independent public accountants, provided that such firm shall not be retained to perform those non-audit functions prohibited by NASDAQ listing standards, SEC rules or laws. The approved non-auditing services must be disclosed in the Company's periodic public reports required by section 13(a) of the Act. The approval of non-auditing services may be delegated to one or more members of the Committee, but the decision must be presented to the full Committee at the next scheduled meeting.

4.
Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated at least every five years. Review the experience and qualifications of the senior members of the independent public accountants' team.

5.
Receive periodic reports from the independent public accountants delineating all relationships between the independent public accountants and the Company, actively engage in a dialogue with the independent public accountants with respect to any relationships or services that may impact the objectivity, or adversely affect the independence, of such firm.

6.
Obtain and review reports from the independent public accountants, at least annually, regarding: (a) the independent public accountants' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditors and the Company..

7.
Review an analysis prepared by management and the independent accountants of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and their impact on the financial statements.

8.
Review and discuss with management and the independent public accountants the Company's annual audited financial statements and the results of the audit. Discuss with the independent public accountants any unusual or non-recurring items, the establishment or change of any significant reserves and the adequacy of internal controls. Review the financial information contained in the Annual Reports on Form 10-K (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and other matters that the Committee deems material before the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act, as amended. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

9.
Review and discuss with management and the independent public accountants the Company's quarterly financial statements and the Quarterly Reports on Form 10-Q (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), and the results of the independent public accountants' reviews of the quarterly financial statements, before the public release of such information.

10.
Review with management and the independent public accountants earnings press releases before release and review with management financial information and earnings guidance provided to analysts and rating agencies.

11.
Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communication by the independent public accountants in accordance with AICPA Statement on Auditing Standards No. 61.

12.
Obtain and review timely reports from the independent public accountants regarding:

a.
all critical accounting policies and practices to be used by the Company;

b.
all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

c.
all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

13.
Review with the independent public accountants any problems or difficulties the independent public accountants may have encountered and management's responses, including: (a) any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) any recommendations made by the independent public accountants as a result of the audit, including any accounting adjustments that were noted or proposed by the independent public accountants but passed on.

14.
Review with management, independent public accountants and internal auditors the adequacy of the Company's internal controls and procedures including the activities, structure resources, qualifications and effectiveness of the internal audit function, and the performance of the person in charge of internal audit.

15.
Inquire about internal control recommendations made by internal auditors and independent public accountants and whether they have been implemented by management.

16.
Review periodically with management and the independent public accountants the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

17.
Periodically obtain reports from management, independent public accountants, internal auditors, general counsel, tax advisors or any regulatory agency regarding regulatory compliance, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

18.
Review the effectiveness of the policies and procedures for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any reporting deficiencies, fraudulent acts or accounting irregularities.

19.
Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.
Review and approve all related-party transactions.

21.
Set clear hiring policies for employees or former employees of the independent public accountants.

22.
Annually evaluate the performance of the Committee.

23.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

24.
Regularly report to the Board on the Committee's activities and make appropriate recommendations.

APPENDIX B
POWER-ONE, INC. PROXY STATEMENT

POWER-ONE, INC.
2004 STOCK INCENTIVE PLAN

1.     PURPOSE OF PLAN

        The purpose of the Power-One, Inc. 2004 Stock Incentive Plan (this "Plan") of Power-One, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Corporation's or one of its Subsidiary's securities) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, it Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award;

  (i)
  determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

  (j)
  acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

  (k)
  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is 4,750,000 shares. The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 500,000 shares.

  (c)
  The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

  (d)
  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 2,500,000 shares. This limit does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of "discounted" stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.2 (which generally requires that shares delivered in respect of "discounted" stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.]

  (e)
  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a "non-employee director" is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

  (f)
  Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this

Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

          5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option

          5.1.2    (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.3    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.4    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(d) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years. The Administrator may grant limited SARs which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the SAR and the fair market value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

          5.1.5    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

          5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Corporation or one of its Subsidiary's financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

          5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

          5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

        5.3    Award Agreements.    Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ National Market Reporting System (the "National Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the National Market on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        5.7    Transfer Restrictions.

          5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.7.3, ISOs and restricted stock awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

          5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation,

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1    General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the

Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

  (a)
  proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

  (b)
  make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

  The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

  In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        7.2    Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

        7.3    Possible Acceleration of Awards.    Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, "Change in Control Event" means any of the following:

  (a)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c)
  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        7.4    Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        7.5    Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.6    Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

        7.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

        7.8    Section 162(m) Limitations.    To the extent limited by Section 162(m) of the Code in the case of an award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the award.

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    Employment Status.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

          8.6.1    Effective Date.    This Plan is effective as of January 27, 2004, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

          8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

          8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3    Plan Construction.

    (a)
    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

    (b)
    Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

POWER-ONE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, hereby appoints the Chairman and Chief Executive Officer, Steven J. Goldman, the Chief Financial Officer, Eddie K. Schnopp, and the Secretary and General Counsel, Randall H. Holliday, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 2004 at the Westlake Village Inn, located at 31943 Agoura Road, Westlake Village, California at 9:00 a.m. Los Angeles time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

May 4, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class I Directors and Class III Directors
NOMINEES:
☐	FOR ALL NOMINEES	☐	Steven J. Goldman	"Class I Director"
☐	WITHHOLD AUTHORITY	☐	Jay Walters	"Class I Director"
	FOR ALL NOMINEES	☐	Jon E. M. Jacoby	"Class III Director"
☐	FOR ALL EXCEPT (See instructions below)	☐	Mark Melliar-Smith	"Class III Director"
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the adoption of the Power-One 2004 Stock Incentive Plan.	☐	☐	☐
3.	Proposal to ratify the Appointment of Deloitte & Touche LLP as the Independent Auditors for the Company.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
CLASS II DIRECTORS
PROPOSAL 2 APPROVAL OF 2004 STOCK INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT AUDITORS—PRINCIPAL ACCOUNTANT FEES AND SERVICES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES FOR TOP 5 COMPENSATED OFFICERS STOCK OPTION GRANTS 2003
INDIVIDUAL GRANTS
AGGREGATE OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER COMPENSATION ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCK PERFORMANCE GRAPH
OTHER INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS
APPENDIX A POWER-ONE, INC. PROXY STATEMENT
AUDIT COMMITTEE CHARTER OF POWER-ONE, INC.
APPENDIX B POWER-ONE, INC. PROXY STATEMENT
POWER-ONE, INC. 2004 STOCK INCENTIVE PLAN